Flournoy Development Company
    Historical Operating Statements



Partnership:Brown-Flournoy Equity Income   Six Months
            Fund Limited Partnership       Ended     Year Ended  Year Ended
Property:   Hidden Lake Phase II           6/30/97     12/31/96    12/31/95


Revenues:
    Apartment rents                        $517,083  $1,041,407    $982,864
    Office rents                                  0           0           0
    Other income                             18,780      32,266      39,858

              Total revenue                 535,863   1,073,673   1,022,721


Expenses:
    Marketing                                13,488      24,133      19,900
    General and administrative               13,623      26,742      22,731
    Repairs and maintenance                  32,603      71,683      62,738
    Replacements and major repairs - exp      4,213      29,008      43,824
    Salaries                                 48,160      92,938      86,643
    Utilities                                40,912      86,976      68,510
    Property Insurance                        8,730      17,468      17,750
    Property taxes                           52,939      75,000      82,428
    Management fees                          26,673      53,684      51,136

              Total expenses                241,341     477,631     455,660


              Net income (loss)             294,522     596,042     567,062

Capital Expenditures                        (12,649)    (56,817)    (16,990)

              Net cash flow before debt    $281,873    $539,225    $550,072

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      Flournoy Development Company
    Historical Operating Statements



Partnership: Brown-Flournoy Equity Income  Six Months
             Fund Limited Partnership      Ended     Year Ended  Year Ended
Property:       High Ridge                6/30/97     12/31/96    12/31/95


Revenues:
    Apartment rents                        $557,583  $1,291,535  $1,252,853
    Office rents                                  0           0           0
    Other income                             28,101      73,622      52,612

              Total revenue                 585,684   1,365,157   1,305,465


Expenses:
    Marketing                                17,033      24,424      17,543
    General and administrative               13,832      31,201      29,168
    Repairs and maintenance                  30,776      56,215      57,312
    Replacements and major repairs - exp      2,970      30,330      25,626
    Salaries                                 78,765     154,079     134,492
    Utilities                                26,874      62,557      56,523
    Property Insurance                        9,864      17,598      17,685
    Property taxes                           46,975      90,397      89,846
    Management fees                          29,295      68,258      65,273

              Total expenses                256,384     535,059     493,469


              Net income (loss)             329,300     830,097     811,996

Capital Expenditures                        (15,695)    (37,737)    (23,588)

              Net cash flow before debt    $313,605    $792,360    $788,408


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      Flournoy Development Company
    Historical Operating Statements



Partnership:  Brown-Flournoy Equity Income  Six Months
              Fund Limited Partnership     Ended     Year Ended  Year Ended
Property:       Park Place                6/30/97     12/31/96    12/31/95


Revenues:
    Apartment rents                        $582,923  $1,199,833  $1,129,304
    Office rents                                  0           0           0
    Other income                             30,080      50,687      46,359

              Total revenue                 613,003   1,250,520   1,175,664


Expenses:
    Marketing                                18,126      41,490      27,312
    General and administrative               16,225      29,196      23,297
    Repairs and maintenance                  39,531     103,932      86,854
    Replacements and major repairs - exp     16,353      47,721      77,987
    Salaries                                 83,479     142,512     110,860
    Utilities                                32,199      64,703      54,345
    Property Insurance                       10,194      19,770      20,041
    Property taxes                           58,566     113,744     111,339
    Management fees                          30,459      62,526      58,783

              Total expenses                305,132     625,594     570,819


              Net income (loss)             307,871     624,926     604,845

Capital Expenditures                        (22,486)    (44,947)    (32,612)

              Net cash flow before debt    $285,385    $579,979    $572,233

      Flournoy Development Company
    Historical Operating Statements



Partnership:Brown-Flournoy Equity Income  Six Months
                Fund Limited Partnership   Ended     Year Ended  Year Ended
Property:       Southland Station Phase   6/30/97     12/31/96    12/31/95


Revenues:
    Apartment rents                        $539,180  $1,074,136  $1,081,440
    Office rents                                  0           0           0
    Other income                             11,124      35,318      59,562

              Total revenue                 550,304   1,109,454   1,141,002


Expenses:
    Marketing                                 7,340      15,487      11,037
    General and administrative                7,871      13,871      12,182
    Repairs and maintenance                  44,737     103,411      74,222
    Replacements and major repairs - exp      8,363      17,690      83,412
    Salaries                                 44,159      80,477      79,962
    Utilities                                25,865      53,364      59,056
    Property Insurance                        9,822      17,281      17,302
    Property taxes                           31,377      57,836      61,714
    Management fees                          27,286      55,528      57,050

              Total expenses                206,820     414,947     455,935


              Net income (loss)             343,484     694,508     685,067

Capital Expenditures                        (16,343)    (61,891)    (15,511)

              Net cash flow before debt    $327,141    $632,617    $669,556